UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2022

M3-BRIGADE ACQUISITION III CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40946	86-3185502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, 19th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable public warrant	MBSC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MBSC	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MBSC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2022, M3-Brigade Acquisition III Corp. (“MBSC”) entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among MBSC, Greenfire Resources Ltd., an Alberta corporation (“PubCo”), DE Greenfire Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of PubCo (“Merger Sub”), 2476276 Alberta ULC, an Alberta corporation and a direct, wholly owned subsidiary of PubCo (“Canadian Merger Sub” and, together with PubCo and Merger Sub, each an “Acquisition Entity” and, together, the “Acquisition Entities”) and Greenfire Resources Inc., an Alberta corporation (“Greenfire”).

The Business Combination Agreement provides for, among other things, the following transactions: (i) by means of a statutory plan of arrangement under the Business Corporations Act (Alberta) (the “Plan of Arrangement”), (A) PubCo will acquire all of the issued and outstanding common shares of Greenfire in exchange for common shares of PubCo and an aggregate of $75 million in cash, (B) Greenfire will amalgamate with Canadian Merger Sub (the “Amalgamation”), with Greenfire continuing as the surviving corporation after the Amalgamation, and (C) as a result of the foregoing, Greenfire will become a wholly owned subsidiary of PubCo and (ii) Merger Sub will merge with and into MBSC (the “Merger”), with MBSC continuing as the surviving company after the Merger, as a result of which MBSC will become a direct, wholly owned subsidiary of PubCo.

The closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), is subject to the satisfaction or waiver of certain closing conditions contained in the Business Combination Agreement, including the approval of MBSC’s stockholders and Greenfire’s securityholders.

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, MBSC entered into subscription agreements (the “Subscription Agreements”) with certain investors, pursuant to which such investors have subscribed for (i) an aggregate of 4,950,496 shares of MBSC Class A Common Stock for an aggregate purchase price of approximately $50,000,000 (the “PIPE Investment”) and (ii) $50,000,000 aggregate principal amount of PubCo’s 9.00% Convertible Senior Notes due 2028 (the “PubCo Convertible Notes”) (such financing, the “PubCo Debt Financing” and, together with the PIPE Investment, the “Transaction Financing”). The Transaction Financing will be consummated prior to or substantially concurrently with the Closing.

Each of the PIPE Investment and the PubCo Debt Financing will be automatically reduced based on the amount remaining in MBSC’s trust account after redemptions in connection with the Closing, with the PubCo Debt Financing being reduced first, and, if reduced in its entirety, the PIPE Financing being thereafter reduced.

On December 14, 2022, MBSC also entered into a Sponsor Agreement (the “Sponsor Agreement”), by and among MBSC, M3-Brigade Sponsor III LP, a Delaware limited partnership (the “Sponsor”), PubCo and Greenfire, pursuant to which the Sponsor agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby and not redeem its shares of MBSC Class B Common Stock in connection therewith, in each case, subject to the terms and conditions contained in the Sponsor Agreement.

On December 14, 2022, MBSC also entered into a Shareholder Support Agreement (the “Greenfire Shareholder Support Agreement”), by and among MBSC, Greenfire and certain existing Greenfire shareholders, pursuant to which such Greenfire shareholders agreed to vote in favor of the Business Combination Agreement and the transactions contemplated thereby.

On December 14, 2022, MBSC also entered into Investor Support Agreements (each, an “Investor Support Agreement”) with holders of a majority of MBSC's outstanding public warrants, pursuant to which, among other things, such warrantholders agreed to vote all of the public warrants of MBSC (“MBSC Warrants”) currently held by them in favor of any amendment to the terms of the MBSC Warrants solely to amend the terms of the MBSC Warrants together with any amendments required to give effect thereto such that all of the MBSC Warrants shall be exchanged for $0.50 per whole MBSC Warrant upon the Closing.

A copy of the Business Combination Agreement, the form of Subscription Agreement, the Sponsor Agreement, the Greenfire Shareholder Support Agreement and the form of Investor Support Agreement will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, and the foregoing descriptions of each of the Business Combination Agreement, form of Subscription Agreement, Sponsor Agreement, Greenfire Shareholder Support Agreement and form of Investor Support Agreement are qualified in their entirety by reference thereto.

Item 1.02	Termination of a Material Definitive Agreement.

On December 14, 2022, MBSC entered into an FPA Termination Agreement, by and among MBSC, M3-Brigade III FPA LP, a Delaware limited partnership (“M3-Brigade III FPA LP”), HT Investments, LLC, a Delaware limited liability company, Brigade Capital GP, LLC, a Delaware limited liability company and the Sponsor, pursuant to which, among other things, the parties agreed to terminate the forward purchase agreement, dated October 21, 2021, by and between MBSC and M3-Brigade FPA LP, which was filed as Exhibit 10.17 to MBSC’s Current Report on Form 8-K filed with the SEC on October 27, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Transaction Financing and the Business Combination Agreement is incorporated by reference in this Item 3.02. The shares of MBSC Class A Common Stock to be issued in connection with the PIPE Investment will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 15, 2022, MBSC and Greenfire issued a joint press release announcing the execution of the Business Combination Agreement and the Transaction Financing. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated herein by reference is the investor presentation dated December 15, 2022, prepared for use by MBSC in meetings with certain of its shareholders as well as other persons with respect to the transactions described in this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of MBSC under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibits 99.1 and 99.2.

Additional Information and Where to Find It

A full description of the terms of the proposed business combination will be provided in a registration statement on Form F-4 to be filed with the Securities and Exchange Commission (“SEC”) by PubCo that will include a prospectus with respect to PubCo’s securities, to be issued in connection with the proposed business combination and a proxy statement with respect to the special meeting of MBSC stockholders to vote on the proposed business combination and related proposals. PubCo and MBSC urge investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the PubCo, MBSC, Greenfire and the proposed business combination. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to stockholders of MBSC as of a record date to be established for voting on the proposed business combination. Once available, stockholders will also be able to obtain a copy of the registration statement on Form F-4 including the proxy statement/prospectus, and other documents filed with the SEC without charge by directing a request to: Greenfire Resources Inc., 1900 – 205 5th Avenue SW, Calgary, AB T2P 2V7, and M3-Brigade Acquisition III Corp., 1700 Broadway, 19th Floor, New York, NY 10019. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in Solicitation

PubCo, MBSC and Greenfire, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of MBSC’s stockholders in respect of the proposed business combination. Information about the directors and executive officers of MBSC is set forth in MBSC’s filings with the SEC. Information about the directors and executive officers of PubCo and Greenfire and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus for the proposed business combination when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to MBSC’s stockholders in connection with the proposed business combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer or invitation for the sale or purchase of securities, assets or the business described herein or a commitment to PubCo, MBSC or Greenfire, nor is it a solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between PubCo, MBSC, Greenfire and the other parties thereto. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the timing to complete the proposed business combination by MBSC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by MBSC; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the proposed business combination; (iii) the outcome of any legal, regulatory or governmental proceedings that may be instituted against PubCo, MBSC, Greenfire or any investigation or inquiry following announcement of the proposed business combination, including in connection with the proposed business combination; (iv) the inability to complete the proposed business combination due to the failure to obtain approval of MBSC’s stockholders or the inability to receive approval of the proposed plan of arrangement in connection with the proposed business combination; (v) Greenfire’s and PubCo’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the proposed business combination; (vi) the ability of the parties to obtain the listing of PubCo’s common shares and warrants on the New York Stock Exchange upon the closing of the proposed business combination; (vii) the risk that the proposed business combination disrupts current plans and operations of Greenfire; (viii) the ability to recognize the anticipated benefits of the proposed business combination; (ix) unexpected costs related to the proposed business combination; (x) the amount of redemptions by MBSC’s public stockholders being greater than expected; (xi) the management and board composition of PubCo following completion of the proposed business combination; (xii) limited liquidity and trading of PubCo’s securities; (xiii) geopolitical risk and changes in applicable laws or regulations; (xiv) the possibility that Greenfire or MBSC may be adversely affected by other economic, business, and/or competitive factors; (xv) operational risks; (xvi) the possibility that the COVID-19 pandemic or another major disease disrupts Greenfire’s business; (xvii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Greenfire’s resources; (xviii) the risks that the consummation of the proposed business combination is substantially delayed or does not occur; (xix) risks associated with the oil and gas industry in general (e.g., operational risks in development, exploration and production; disruptions to the Canadian and global economy resulting from major public health events, the Russian-Ukrainian war and the impact on the global economy and commodity prices; the impacts of inflation and supply chain issues and steps taken by central banks to curb inflation; pandemic, war, terrorist events, political upheavals and other similar events; events impacting the supply and demand for oil and gas including the COVID-19 pandemic and actions taken by the OPEC + group; delays or changes in plans with respect to exploration or development projects or capital expenditures); (xx) the uncertainty of reserve estimates; (xxi) the uncertainty of estimates and projections relating to production, costs and expenses; (xxii) health, safety and environmental risks; (xxiii) commodity price and exchange rate fluctuations; (xxiv) changes in legislation affecting the oil and gas industry; and (xxv) uncertainties resulting from potential delays or changes in plans with respect to exploration or development projects or capital expenditures. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of MBSC’s registration on Form S-1 (Registration Nos. 333-256017 and 333-260423), MBSC’s quarterly report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022, MBSC’s quarterly report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 12, 2022, MBSC’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022, MBSC’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 15, 2022, the definitive proxy statement/prospectus of PubCo, when available, including those under “Risk Factors” therein and other documents filed by MBSC or PubCo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PubCo, MBSC and Greenfire assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither PubCo, MBSC nor Greenfire gives any assurance that either PubCo, MBSC nor Greenfire will achieve its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No	Description
99.1	Joint Press Release, dated as of December 15, 2022
99.2	Investor Presentation, dated as of December 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION III CORP.

	By:	/s/ Mohsin Y. Meghji
Date: December 15, 2022	Name:	Mohsin Y. Meghji
	Title:	Executive Chairman of the Board of Directors

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